UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2010

JBI, INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(289) 668-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 1, 2010, the Board of Directors of JBI, Inc., (the “Company”) appointed Ronald Baldwin, Jr. as the Company’s Chief Financial Officer.

Ronald Baldwin, Jr., age 50, Mr. Baldwin is a CPA with 15 years experience in public accounting. Mr. Baldwin is licensed to practice accounting in Florida and North Carolina and law in Florida. Mr. Baldwin holds a B.S. in Accounting magna cum laude from the University of South Florida and a J.D. and L.L.M in Taxation cum laude from the University of Florida. Mr. Baldwin was admitted to the Florida Bar in 2000.

From 1991 to 2005 Mr. Baldwin was a staff accountant at Baldwin & Weber, CPA’s and then a partner in R.C. Baldwin, CPA’s providing management advisory services to small and medium sized business clients. From 2005 to 2007 Mr. Baldwin was the Manager of Taxation at Moore, Stephens, Lovelace, P.A., a regional CPA firm with offices in Miami, Orlando, and Tampa. From 2007 to 2009 Mr. Baldwin was the Vice President of Finance at Hegemon Capital, a special opportunity hedge fund that was involved in over $100 million in loan placements and equity investments.

Family Relationships

There is no family relationship between Mr. Baldwin and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

On October 1, 2009, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Baldwin, The Company subsequently assigned Mr. Baldwin to its wholly owned subsidiary Pak-It, LLC (“Pak-It”) to serve as Pak-It’s Chief Financial Officer.

Pursuant to the Employment Agreement, Mr. Baldwin will serve a three year term at an annual base salary of $144,000. Mr. Baldwin’s annual salary is subject to review by the Company’s Board of Directors on an annual basis; however, the annual base salary shall not be less than $144,000 for any annual period. Mr. Baldwin was responsible for implementing financial reporting software with the Company's engineers as well as financial and audit controls for the Company and all of its subsidiaries.

In addition, the Company, Mr Baldwin and the law firm of MacFarlane, Ferguson & McMullen (the “Escrow Agent”) entered into an escrow agreement (the “Escrow Agreement”), whereby the Company has deposited $144,000 with the Escrow Agent representing a severance amount to be paid to Mr. Baldwin under certain circumstances set forth in the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Ron Baldwin Employment Agreement*
10.2 Escrow Agreement by and among 310 Holdings, Inc. Ronald Baldwin, Jr. and MacFarlane, Ferguson & McMullen*
99.1 Press Release

* incorporated by reference previously filed with the Securities & Exchange Commission on Form 8-K dated October 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: January 4, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer